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                                                                   EXHIBIT 23.03


                          [KING & SPALDING LETTERHEAD]

                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                            TELEPHONE: 404/572-4600
                            FACSIMILE: 404/572-5100


DIRECT DIAL:                                                         DIRECT FAX:

404/572-4600                                                        404/572-5100



                                  CONSENT FORM


The undersigned hereby consents to the use of our name and the Statement with respect to us that appears under the heading "Experts" in the Registration Statement on Form S-1 and related prospectus of AtheroGenics, Inc.


                                        KING & SPALDING

Dated: July 13, 2000                    /s/ KING & SPALDING